As filed with the Securities and Exchange Commission on February 17, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE TIMKEN COMPANY

(Exact name of registrant as specified in its charter)

Ohio	34-0577130
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of principal executive offices including zip code)

THE TIMKEN COMPANY SAVINGS AND INVESTMENT PENSION PLAN

(Full title of the plan)

Scott A. Scherff

Corporate Secretary and Vice President – Ethics and Compliance

1835 Dueber Avenue, S.W.

Canton, Ohio 44706-2798

(Name and address of agent for service)

(330) 438-3000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, without par value	6,000,000 shares	$ 52.71	$ 316,260,000	$ 36,243.40

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to The Timken Company Savings and Investment Pension Plan (formerly known as The Timken Company – Latrobe Steel Company Savings and Investment Pension Plan) (the “Plan”).

(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of such securities on the New York Stock Exchange on February 13, 2012, within five business days prior to filing.

Pursuant to General Instruction E to Form S-8, the contents of Registration Statement on Form S-8, Registration No. 333-69129, filed with the Securities and Exchange Commission (the “Commission”) on December 17, 1998, and Registration Statement on Form S-8, Registration No. 333-113391, filed with the Commission on March 8, 2004, are incorporated herein by reference, except that the provisions contained in Part II of such earlier Registration Statements are modified as set forth in this Registration Statement. This Registration Statement on Form S-8 is filed for the purpose of registering an additional 6,000,000 shares of common stock, without par value, of The Timken Company, an Ohio corporation (the “Registrant”), under the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following Exhibits are being filed as part of this Registration Statement:

4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Registration Statement on Form S-8 Registration No. 333-02553 and incorporated herein by reference).

4(b)	Amended Regulations of the Registrant (filed on August 5, 2010 as an exhibit to the Registrant’s Form 10-Q (File No. 1-1169) and incorporated herein by reference).

4(c)	The Timken Company Savings and Investment Pension Plan (formerly known as The Timken Company – Latrobe Steel Company Savings and Investment Pension Plan) (the “Plan”) (filed as an exhibit to the Registrant’s Registration Statement on Form S-8 No. 333-62483 and incorporated herein by reference).

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.

Undertaking Regarding Status of Favorable Determination Letter Covering the Plan.

We will submit the Plan and any amendment thereto to the Internal Revenue Service (the “IRS”) in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 17th day of February 2012.

THE TIMKEN COMPANY

By:	/s/ Scott A. Scherff
Scott A. Scherff
Corporate Secretary and Vice President – Ethics and Compliance

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2012
James W. Griffith

*	Executive Vice President – Finance and Administration (Principal Financial Officer)	February 17, 2012
Glenn A. Eisenberg

*	Senior Vice President and Controller (Principal Accounting Officer)	February 17, 2012
J. Theodore Mihaila

*	Director	February 17, 2012
Phillip R. Cox

*	Director	February 17, 2012
John A. Luke, Jr.

*	Director	February 17, 2012
John M. Ballbach

*	Director	February 17, 2012
Joseph W. Ralston

*	Director	February 17, 2012
John P. Reilly

*	Director	February 17, 2012
Frank C. Sullivan

*	Director	February 17, 2012
John M. Timken, Jr.

*	Director	February 17, 2012
Ward J. Timken

*	Director	February 17, 2012
Ward J. Timken, Jr.

*	Director	February 17, 2012
Jacqueline F. Woods

*	This Registration Statement has been signed on behalf of the above-named directors and officers of the Registrant by Scott A. Scherff, Corporate Secretary and Vice President – Ethics and Compliance of the Registrant, as attorney-in-fact pursuant to a power of attorney filed with the Commission as Exhibit 24 to this Registration Statement.

DATED: February 17, 2012	By:	/s/ Scott A. Scherff
Scott A. Scherff, Attorney-in-Fact

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Canton, State of Ohio, on this 17th day of February 2012.

THE TIMKEN COMPANY SAVINGS AND INVESTMENT PENSION PLAN

By:	/s/ Scott A. Scherff
Scott A. Scherff, Corporate Secretary and
Vice President – Ethics and Compliance

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4(a)	Amended Articles of Incorporation of the Registrant (filed as an exhibit to the Registrant’s Registration Statement on Form S-8 Registration No. 333-02553 and incorporated herein by reference).

4(b)	Amended Regulations of the Registrant (filed on August 5, 2010 as an exhibit to the Registrant’s Form 10-Q (File No. 1-1169) and incorporated herein by reference).

4(c)	The Timken Company Savings and Investment Pension Plan (formerly known as The Timken Company – Latrobe Steel Company Savings and Investment Pension Plan) (the “Plan”) (filed as an exhibit to the Registrant’s Registration Statement on Form S-8 No. 333-62483 and incorporated herein by reference).

5	Opinion of Counsel.

23(a)	Consent of Independent Registered Public Accounting Firm.

23(b)	Consent of Counsel (included in Exhibit 5).

24	Power of Attorney.